                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT made as of the 22nd day of January, 1999, by and among Rock of Ages Corporation, a Delaware corporation, with a place of business at 369 North State Street, Concord, New Hampshire (the "Company"), and John Forney (the "Employee"), residing at 995 Eden Isle Drive, St. Petersburg, Florida 33704.

                               FACTUAL BACKGROUND:

     A. Company wishes to employ Employee as a senior officer of the Company, initially as Chief Financial Officer of the Company (the "CFO"), reporting to the Chief Executive Officer of the Company, with principal responsibilities for finance and administration, information systems, investor and lender relations (the "Position") and with such other executive duties and responsibilities, and such other or different senior executive positions, as Company may assign to Employee; and Employee wishes to accept such employment subject to the terms and conditions of this agreement.

     B. Company and its direct and indirect subsidiaries, successors and assigns (herein referred to as the ROAC Corporate Group) quarry, manufacture, sell and otherwise deal in granite, marble, bronze and other memorials, monuments and other products, perform services related thereto, and market such products and services at wholesale and retail in the United States and in various foreign countries (Company's "Business") and have accumulated valuable and confidential information including trade secrets and know-how relating to technology, manufacturing procedures, formulas, machines, marketing plans, sources of supply, business strategies and other business records.

     C. The agreement by Employee to enter into the covenants contained herein is a condition precedent to the employment of Employee by the Company in the Position; Employee hereby acknowledges said covenants and acknowledges that Employee's execution of this agreement are express conditions of Employee's employment; and that said covenants are given as material consideration for such employment and the other benefits conferred upon Employee by this agreement.

     D. As used herein, the term "Company" shall refer to Company and, where applicable, to any member of the ROAC Corporate Group for which Employee may from time to time be performing services under this agreement.

     NOW, THEREFORE, in consideration of the foregoing, the employment provided hereunder, and other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. Company agrees to employ Employee, and Employee accepts employment in the Position, reporting to the Chief Executive Officer of the Company, all upon the terms and conditions hereinafter set forth.

     2.   DUTIES AND POLICIES.

          (a) DUTIES. The Employee agrees to devote Employee's full time and best efforts to Employee's employment duties in the Position or such other or different positions to which Employee may be assigned during the Term (as hereinafter defined), and to such other duties as may be assigned to Employee from time to time by Company.

          (b) POLICIES. Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Company and the ROAC Corporate Group, from time to time and provided to Employee in writing (collectively, the Company's "Policies").

          (c) COMPANY LOCATIONS. Employee shall be primarily assigned to the Company's Concord, New Hampshire office, but as the CFO, the Employee must be available for regular travel, meetings and temporary functions at other Company and ROAC Corporate Group locations and offices and lender and investor locations as may be required to fulfill the duties and responsibilities of the Position.

     3. TERM. The term of this agreement (the "Term") shall be five (5) years, beginning with the date first above written, unless terminated earlier as hereinafter provided.

     4. COMPENSATION. For all services to be rendered by Employee in any capacity hereunder, the Company shall pay Employee the following:

          (a) SALARY. The Company shall pay Employee an annual salary of One Hundred Eighty-five Thousand Dollars ($185,000), less withholding and other taxes required by federal and state law (the "Annual Base Salary"), payable in equal monthly, bi-weekly or weekly installments, as mutually agreed to by Company and Employee or as required by law. Employee shall be eligible to receive increases in Employee's Annual Base Salary pursuant to periodic salary reviews consistent with Company's corporate policies; it being understood such increases are not guaranteed, but are subject to Employee's job performance and the determination by the Company, in its sole discretion, to award salary increases to Employee.

          (b) BONUS. Employee may also be awarded a bonus or bonuses from time to time during the Term in such amounts, if any, and at such time, if any, as the Company may determine, in its sole discretion, to award such bonuses.

     5. FRINGE BENEFITS. During the term of this agreement, Employee shall be entitled to participate in such fringe benefits as, from time to time, may be applicable to the Company's similarly situated employees, subject to the terms and conditions of such fringe benefit plans. The Employee's "Initial Fringe Benefits" include those listed on EXHIBIT 5 attached hereto and incorporated herein by reference. The Initial Fringe Benefits may be phased out and terminated and the Company may substitute for the Initial Fringe Benefits such different and/or additional fringe benefits as the Company from time to time, after the date hereof, makes available for the Company's similarly situated employees.

     Fringe benefits as used in this section do not include cash compensation, stock options or other compensation. The Company reserves the right to modify, eliminate or change fringe benefits in is discretion. Fringe benefits provided to Employee will, however, generally be not less advantageous to Employee than those provided by Company to its similarly situated employees.

     6. INCENTIVE STOCK OPTIONS. The Company, subject to approval by the Rock of Ages Corporation ("ROAC") Option Committee, will grant Employee incentive stock options on Seventy-Five Thousand (75,000) shares of Rock of Ages Corporation ("ROAC") Class A Common Stock, One Cent ($.01) par value, at a price per share authorized and approved by the grant by the ROAC Option Committee, namely Thirteen Dollars and Twenty-five Cents ($13.25) per share in accordance with ROAC's 1994 stock plan (the "Plan") and ROAC and Employee will enter into ROAC's standard form Stock Option Agreement which will provide that the options vest over five (5) years at the rate of twenty percent (20%) per year. The first twenty percent (20%), namely the first Fifteen Thousand (15,000) shares, vest as of the grant date subject to the terms of the Plan. A copy of the standard form Stock Option Agreement is attached as EXHIBIT 6. To the extent that this level of options exceeds the annual $100,000 limit on incentive stock options, any excess will be treated as non-qualified options in accordance with the terms of the Plan and applicable law.

     7.   TERMINATION.

          (a) TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY. This agreement will terminate automatically upon the date of Employee's Death or Total Disability. Employee shall be deemed to have incurred a Total Disability:

               (i) if Company maintains a long term disability policy in effect for the benefit of Employee, on the date when the Employee shall have received total disability benefits under said policy for a period of six (6) months;

               (ii) if no such long term disability insurance policy is in effect on the date when Employee suffers from a physical or mental disability of such magnitude and effect that Employee is unable to perform the essential functions of Employee's assigned Position notwithstanding reasonable accommodation and such disability continues during a period of twelve (12) continuous or noncontinuous months within the eighteen (18) month period beginning on the first day of the month in which the first day of disability occurs;

               (iii) if Employee illegally uses drugs and, as a result, performance of Employee's duties and/or employment with Company is in any way impaired; or

               (iv) on the date when Employee receives more than twelve (12) weeks of payments under the Social Security Act because of determined by the Social Security Administration that Employee is totally disabled.

Total Disability as set forth in subsections (ii) or (iii) above shall be deemed to have occurred upon the written certification to Company thereof by the Employee's personal physician, which certification may be requested in writing by Company. If Employee does not have a personal physician or refuses to consult with Employee's personal physician, Company may select a licensed physician, board-certified in internal medicine or family practice, at Employer's cost, to examine the Employee, which physician shall, for purposes hereof, be deemed to be the Company's physician; provided, that if Employee refuses to be examined by the Company's physician within thirty (30) days after the physician's appointment by Company, then Employee may be conclusively presumed to have become Totally Disabled as of the close of such thirty

(30) days period. If Employee disagrees with the opinion of Company physician, then Employee may select a second licensed, board-certified physician, at Employee's cost, to examine Employee. If said two (2) physicians disagree as to whether Employee is Totally Disabled, then the personal physician and the Company shall then select a third licensed, board-certified physician, with the cost of this third physician to be split between Company and Employee, to examine Employee. Upon examination of Employee by the three (3) physicians, each physician shall render an opinion with respect to the condition of Employee in regards to Employee's Total Disability, and the opinion of a majority of the physicians shall be binding upon all parties.

          (b) TERMINATION BY THE COMPANY OR EMPLOYEE. The Company may terminate this agreement with or without cause and by giving Employee thirty (30) days prior written notice. In the event of termination or notice of termination by Company without cause, Employee will be entitled to only a lump sum termination payment of $370,000 payable at termination. Employee shall not be entitled to any other payments of compensation, salary or benefits of any kind under this agreement or otherwise including any and all accrued salary, benefits, vacation pay or other compensation of any kind since any such accruals shall be deemed in all respects to be included in the lump sum termination payment. Said payment shall release the Company from any further obligations under this agreement. Termination of Employee by the Company for proven (1) embezzlement or other theft of corporate property, (2) a breach of Section 8 or 11 of this contract by Employee while employed by the Company, (3) drug, alcohol or other substance abuse, (4) sexual harassment, battery or other criminally actionable offense by Employee against an employee or customer of the Company, or (5) Employee's conviction of any felony while employed by the Company shall constitute and be in all respects termination for cause by the Company and Employee shall not be entitled to the lump sum termination payment described in preceding sentences of this section. Employee may resign from employment at any time for any reason and terminate this agreement by giving thirty (30) days written notice to Company of such intention. In such event, Company may, in its discretion, permit Employee to work through the notice period or accept the Employee's immediate resignation. In the event of a termination by the Company for cause or by Employee, Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this agreement (including the lump sum termination payment described above) except compensation, salary, benefits and vacation pay accrued to the date of said termination.

     8. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee acknowledges that during Employee's employment, Employee will become fully familiar with all aspects of Company's Business and the ROAC Corporate Group's businesses, and will obtain access to confidential and proprietary information relating to such businesses. Employee understands, agrees and covenants that such information is valuable and Employee has no property interest in it. Therefore, Employee covenants and agrees that during Employee's employment with Company and thereafter, Employee will not use, disclose, communicate or divulge such information to any person not employed by Company and the ROAC Corporate Group, or use such information except as may be necessary to perform Employee's duties as an Employee under this agreement. Employee's obligations in this section shall survive the expiration of the Term of this agreement and/or termination of Employee's employment under this agreement for any reasons whatsoever.

     9. NON-SOLICITATION OF EMPLOYEES, CLIENTS AND CUSTOMERS. During the Term of this agreement and for the period of Employee's non-competition covenant set forth in Section 11 hereof, following the termination of this agreement, Employee agrees not to, on Employee's own behalf or on behalf of any other person, corporation, firm or entity, directly or indirectly, solicit or induce any client, customer, employee or sales representative of Company or the ROAC Corporate Group to stop doing business with or to leave any of the said companies for any reason whatsoever or to hire any of said companies' employees.

     10. RETURN OF PROPERTY. Upon termination or non-renewal of this agreement for any reason, employee agrees to immediately return all Company and ROAC Corporate Group property, whether confidential or not, without keeping copies or excerpts thereof, including, but not limited to, computers, printers, customer lists, samples, product information, financial information, price lists, marketing materials, keys, credit cards, automobiles, technical data, research, blueprints, trade secrets information, and all confidential or proprietary information.

     11. NON-COMPETITION COVENANT BY EMPLOYEE. Company and Employee agree that the Company and the ROAC Corporate Group are currently engaged in the business of quarrying, manufacturing, lettering, setting, marketing and selling at need and pre-need granite, bronze and other memorials and monuments and related products and services at wholesale and at retail (herein collectively referred to as the "Restricted Business") and Company is, or during the Term intends to be, engaged in the Restricted Business in every state of the United States as of the date of this agreement and has hereby hired the Employee to help expand and grow the Restricted Business. Therefore, the restricted territory shall include all the states of the United States (the "Restricted Territory"). Accordingly, as a material and essential inducement to Company to hire the Employee and in consideration of Company's agreements with the Employee under this agreement, Employee agrees that during the Term of this agreement and, if this agreement is terminated for any reason, lapses, is not renewed for any reason, or Employee is not employed (with or without a written contract) by Company after the end of the Term hereof for any reason, then, in any such case, for a period equal to two (2) years thereafter Employee will not, in the Restricted Territory, directly or indirectly, in any manner whatsoever:

          (a) compete with Company, its successors and assigns, or the ROAC Corporate Group, its successors and assigns, in the Restricted Business, in the Restricted Territory;

          (b) engage in the Restricted Business, except as an employee of Company or the ROAC Corporate Group, in the Restricted Territory;

          (c) have any ownership interest in (other than the ownership of less than five percent (5%) of the ownership interests of a company whose stock or other ownership interests are publicly traded) any business entity which engages, directly or indirectly, in the Restricted Business in the Restricted Territory except for any ownership interest owned by Employee during the Term of this agreement, and after termination of this agreement, in the Company or in any member of the ROAC Corporate Group;

          (d) contract, subcontract, work for, solicit work from, solicit Company or ROAC Corporate Group employees for, or solicit customers for, advise or become affiliated with, any business entity which engages in the Restricted Business in the Restricted Territory except as an employee of Company or of the ROAC Corporate Group; or

          (e) lend money or provide anything of value to any entity which engages in the Restricted Business in the Restricted Territory.

     The term "compete" as used in this Section 11 means engage in competition, directly or indirectly, either as an employee, officer, director, owner, agent, member, consultant, partner, sole proprietor, stockholder, or any other ownership form or other capacity.

     While the restrictions as set forth herein and in Sections 8, 9 and 11 are considered by the parties hereto to be reasonable in all circumstances, it is recognized that any one or more of such restrictions might fail for unforseen reasons. Accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as unreasonable in all circumstances for the protection of Company and the ROAC Corporate Group and their interests, but would be valid if part of the wording thereof were deleted, the period thereof reduced, or the range of activities or area dealt with reduced in scope, such restrictions shall apply with the minimum modification as may be necessary to make them valid and effective, while still affording to Company and the ROAC Corporate Group the maximum amount of protection contemplated thereby.

     Employee represents that he has carefully reviewed Employee's restrictive non-competition covenant set forth in this Section 11 and the non-disclosure covenant in Section 8 and the non-solicitation covenant in Section 9 and has determined that these covenants will not impose undue hardship, financial or otherwise, on Employee; that their Restrictive Territory and duration will not impose a hardship on Employee; that they protect Company's and the ROAC Corporate Group's legitimate interests in their investment in Employee and in their goodwill of their Restricted Business; and that in Employee's opinion Employee not being able to compete in the Restrictive Territory for the duration of Employee's covenants will not be injurious to the public interest.

     Employee agrees that Employee's breach of Employee's covenants in Sections 8, 9, 10 and 11 will cause irreparable harm to Company and the ROAC Corporate Group.

     Upon termination of this agreement, nothing in this Employee's non-competition covenant set forth in this Section 11 shall be deemed to prohibit Employee from engaging (subject at all times to the non-disclosure covenant in Section 8 and the non-solicitation covenant in Section 9) in the business of being an investment banker, or as an employee of, or an investment banker to, the funeral home and cemetery business during the period of the otherwise applicable non-competition covenant set forth in this Section 11, so long as Employee is not directly responsible for the sourcing, marketing or sale of granite memorials or monuments at wholesale or retail.

     12. LOYALTY. Employee shall devote Employee's full time and best efforts to the performance of Employee's employment under this agreement. During the term of this agreement, Employee shall not at any time or place whatsoever, either directly or indirectly, engage in the Restricted Business or any other professional or active business to any extent whatsoever, except on or pursuant to the terms of this agreement, or with the prior written consent of Company. Employee agrees that he will not, while this agreement is in effect, do any unlawful acts or engage in any unlawful habits or usages which injure, directly or indirectly, Company and its business or the ROAC Corporate Group and its businesses.

     13. GOVERNING LAW, JURISDICTION AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.


     14. HEADINGS. The descriptive headings of the several sections of this agreement are inserted for convenience of reference only and shall not control or affect the meanings or construction of any of the provisions hereof.

     15. SEVERABILITY AND VIOLATION OF LAWS. If any provision of this agreement shall be held invalid or unenforceable according to law, such provision shall be modified to the extent necessary to bring it within the legal requirements. Any such invalidity or unenforceability shall not affect the remaining provisions of this agreement, and such remaining provisions shall continue in full force and effect.

     16. SPECIFIC PERFORMANCE. The Employee hereby agrees and stipulates that it would be impossible to measure in monetary terms the damages which would be suffered by Company in the event of any breach by Employee of Sections 8, 9, 10, 11 and 12 of this agreement. Therefore, if either party hereto shall institute any action in equity to enforce such sections of this agreement, it is agreed that the other party hereto waives any claim or defense that the plaintiff has an adequate remedy at law, and the other party hereto agrees that the plaintiff is entitled to specific performance of such terms of the agreement.

     17. NOTICES. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given
(i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, (iii) on the first day following delivery to a nationally recognized United States overnight courier services for next business day delivery with fee prepaid, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this section.

     FOR THE COMPANY:

          Mr. Kurt M. Swenson
          President and Chief Executive Officer
          Rock of Ages Corporation
          369 North State Street
          Concord, NH 03301
          Telephone: (603) 225-8397
          Telecopy:   (603) 225-4801

     with a copy to:

          Anthony C. Marts, Esquire
          Wiggin & Nourie, P.A.
          20 Market Street, Box 808
          Manchester, NH 03105-0808

          Telephone: (603) 669-2211
          Telecopy:  (603) 623-8442

     FOR THE EMPLOYEE:

          John Forney
          Telephone:

     18. ASSIGNMENT. The rights and obligations of Company together with its obligations and all of Employee's covenants and agreements hereunder may be assigned by Company to any parent, subsidiary or other affiliate of the Company by operation of law or by contractual assignment; and upon such assignment Company shall be relieved of all of its obligations, agreements, duties and covenants hereunder. The rights and obligations of Employee under this agreement are not assignable.

     19. COMPLETE AND ENTIRE AGREEMENT. This agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, representations and warranties of the parties as to the subject matter hereof.

     20. AMENDMENTS. This agreement may be amended, or any provision of the agreement may be waived, provided that any such amendment or waiver will be binding on the parties only if such amendment or waiver is set forth in a writing executed by all parties hereto. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any other breach.

     21.  SURVIVAL. Sections 7(b), 8 , 9, 10, 11, 12, 13, 15, 16, 17, 21 and 22
shall survive expiration of the Term of this agreement and/or termination of Employee's employment under this agreement.

     22. ARBITRATION. The parties agree to submit any claim, action, grievance or controversy (the "Grievance") arising under or out of this agreement to final and binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. A request for arbitration must be filed with the American Arbitration Association within six (6) months after the grieving party knew or had reason to know of the events giving rise to the Grievance, and a copy of the arbitration request must be served upon the other party in accordance with Section 17. The decision of the arbitrator on any Grievance submitted under this Section 22 will be final and binding on the parties. The cost of the arbitrator and arbitration proceedings shall be borne equally by the parties, and the arbitration shall be conducted in Concord, New Hampshire. The parties agree that the arbitrator shall have no authority to add to, subtract from or modify in any way, the terms or provisions of this agreement. The prevailing party in such case shall be entitled to an award of attorney's fees and costs from the non-prevailing party.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement, all as of the date first written above.

                                        ROCK OF AGES CORPORATION


_____________________________           By:_____________________________
Witness                                    Kurt M. Swenson, Chairman
                                           and Chief Executive Officer


_____________________________           _________________________________
Witness                                 John Forney

                                    EXHIBIT 5
                                       To
                              EMPLOYMENT AGREEMENT
                                       Of
                                   John Forney

INITIAL FRINGE BENEFITS

     LIFE INSURANCE. One and one-half times annual salary rounded to nearest $1,000 (maximum currently $280,000). At retirement, coverage reduces to 50% with maximum of $60,000. Fully paid by company. See plan for actual details.

     MEDICAL INSURANCE. Existing Blue Cross-Blue Shield JY comprehensive family plan or other plan subsequently adopted for Company officers. Coverage effective first of month following full month of employment. Fully paid by company. Company will reimburse any out of pocket expenses incurred by you to retain coverage from Raymond James & Associates during this waiting period. See plan for actual details.

     VACATION. Four weeks or such greater amount as is determined by you to be reasonably necessary and is approved by the Chief Executive Officer.

     HOLIDAYS. Ten annually.

     SICK LEAVE. As reasonably required, paid full salary through qualification period for long-term disability.

     LONG TERM DISABILITY. Provides benefit of 60% of basic monthly earnings (maximum $8,000) to age 65. Deductible for Social Security offset or other disability benefits provided. Fully paid by company. See plan for actual details.

     INCENTIVE PLAN. Participation in any plan for similarly situated executives as may be approved from time to time by the Compensation Committee of the Board of Directors.

     PENSION. Final five year average base salary X .018 plus final five year average excess social security compensation X .004% X years of service (30 maximum) = monthly benefit payable at normal retirement (age 65), life zero years certain. Other options actuarially reduced for continuation to spouse/beneficiary. 100% vesting when employed five years. Early retirement benefits available at or after age 55 assuming employee has 10 years of service. Benefit actuarially reduced for early retirement. Eligible after one year of service per plan. Fully paid by company. See plan for actual details.

     401K PLAN. Eligible for participation upon commencement of employment. Annual employee contribution: up to 17% of salary (1998 maximum $10,000). Company contribution is discretionary; historical match of 25% of first $1,000 employee contribution and 10% thereafter. Immediate vesting in company contribution. See plan for actual details.

     CAR. Company car provided by purchase or lease as approved by CEO. All gas, maintenance, insurance and repairs paid by company. Company follows actual IRS audit instructions regarding treatment of personal use of car.

     BUSINESS EXPENSES. All ordinary and necessary business expenses are reimbursed in full by the company based on submission of expense reimbursement forms.

     MOVING EXPENSES. Any moving expenses, including the real estate commission on the sale of Employee's house in Florida, will be reimbursed in full by the company.

     CELL PHONE. A cell phone will be provided and all usage charges paid by the company.

     AIR TRAVEL. Frequent flyer miles earned are retained by the employee. Employees are expected to fly economy class for domestic flights and personally pay for additional charges for, or upgrades to, first class or business class. International flights are by business class. Exceptions to this policy may be approved by the Chief Executive Officer for special situations.

     INCENTIVE STOCK OPTIONS. If applicable, may be granted only subsequent to execution of employment agreement and commencement of service. Minimum option grant price shall be no less than closing price on last trading date prior to date of grant. Options granted in excess of $100,000 may be treated as non-qualified options. See plan for actual details.

     EXPENSES TO VISIT FAMILY. Employee will be separated from his family for the period from January 1, 1999 to June 30, 1999 (the Separation Period). During this six month Separation Period, and only during the Separation Period, the Company will alternate with Employee the payment for Employee's economy class round trip air fare from Boston, Massachusetts or Manchester, New Hampshire to Tampa Florida and return. The Company will pay for the first round trip of Employee coming to work with a return flight which shall not be considered a part of this program. The Company will not pay more than two trips per month and all other expenses will be the responsibility of Employee.

                                    EXHIBIT 6
                                       To
                              EMPLOYMENT AGREEMENT
                                       Of
                                   John Forney



                        Incentive Stock Option Agreement

     ROCK OF AGES CORPORATION, a Delaware corporation (the "Company") hereby grants as of this 25th day of January, 1999, to John Forney, an employee of the Company (the "Employee"), an option to purchase a maximum of 75,000 shares of its Class A Common Stock, $.01 par value per share ("Common Stock") at a price of $13.25 per share. To the extent the option granted hereunder is exercisable pursuant to the terms hereof, such option may be exercised for a period of up to five (5) years from the date granted. The option granted hereby is subject to the following terms and conditions:

     1. GRANT UNDER 1994 STOCK PLAN. This option is granted pursuant to and is governed by the Company's 1994 Stock Plan, as amended and restated, (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2. GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS. This option is intended to qualify as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") to the full extent permitted thereunder and is otherwise a Non-Qualified Option. This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     3. EXTENT OF OPTION IF EMPLOYMENT CONTINUES. So long as the Employee continues to be employed by the Company on the following dates, the Employee may exercise this option for the number of shares set opposite the applicable date:

     Prior to January 25, 1999                   -        No shares

     On or after January 25, 1999
     and before January 25, 2000                 -        15,000 shares

     On or after January 25, 2000                -        an additional
     and before January 25, 2001                            15,000 shares

     On or after January 25, 2001                -        an additional
     and before January 25, 2002                            15,000 shares

     On or after January 25, 2002                -        an additional
     and before January 25, 2003                            15,000 shares

     On or after January 25, 2003                -        an additional
     and before January 25, 2004                            15,000 shares

     The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, such option may be exercised on or before January 26, 2004. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

     4. TERMINATION OF EMPLOYMENT. If the Employee ceases to be employed by the Company no further installments of this option shall come exercisable and, except as provided in Article 5, this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of the option.

     5. DEATH; DISABILITY. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

     6. PARTIAL EXERCISE. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and, absent the provisions of Article 6, a fractional share would be required to be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercise because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof. No fractional share shall be issued under the Plan and the Employee shall receive from the Company cash in lieu of any fractional share.

     7. PAYMENT OF PRICE. The option price is payable in United States dollars and may be paid: (i) in cash, (ii) by check, (iii) by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined by the Committee in its sole discretion) equal as of the date of exercise to the option price, (iv) in the sole discretion of the Committee at the time of exercise, by delivery of the Employee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (v) subject to clause (iv), by any combination of the foregoing, equal in amount to the option price. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code. If the Employee delivers a personal recourse note as provided above, the Employee shall concurrently execute and deliver to the Company a pledge agreement in a form reasonably satisfactory the Company, together with a stock certificate or certificates representing shares of the Company's Common Stock (having an aggregate fair market value (as determined by the Committee in its sole discretion) equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the Employee's obligations under such personal recourse note.

     8. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Act"), (unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

     9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company at 369 North State Street, Concord, NH 03301, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised pursuant to Article 5 hereof by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     10. OPTION NOT TRANSFERABLE. Except as expressly permitted in writing by the Committee, this option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime, only the Employee or his or her guardian or legal representative (or assignee or transferee if this option has been assigned or transferred in compliance with the immediately preceding sentence) can exercise this option.

     11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

     12. NO OBLIGATION TO CONTINUE EMPLOYMENT. The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

     13. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. The Employee shall have no rights as a shareholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, and the first paragraph hereof employment by the Company includes employment by a Related Corporation as defined in the Plan.

     15. EARLY DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the LATER of (a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

     16. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 15) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the optionee on exercise of this Option.

The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under withheld.

     17. NO EXERCISE OF OPTION IF EMPLOYMENT TERMINATED FOR MISCONDUCT. If the employment of the Employee is terminated for "Misconduct," this option shall termination on the date of such termination of employment and shall thereupon not be exercisable to any extend whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following:
(i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his or her assigned duties; (ii) a determination by two-thirds of the members of the Board of Directors that the Employee has inadequately performed the duties of his or her employment; (iii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his or her behalf. For the purposes of this Article 17, termination of employment shall be deemed to occur when the Employee receives notice that his or her employment is terminated.

     18. LOCK-UP AGREEMENT. In the event of an underwritten public offering of the Company's securities, the Employee (or any permitted transferee pursuant to Article 10), whether or not such Employee's shares issuable upon exercise of the option granted herein are included in such registration, hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities of the Company (other than as part of such underwritten offering), without the consent of the managing underwriter(s) for such offering (the "Managing Underwriter"), during a period commencing on the effective date of such registration and ending 180 calendar days thereafter, or such lesser period as the Company and the Managing Underwriter shall reasonably determine is required to effect a successful offering.

     19. INCORPORATION OF PLAN. The Plan is hereby incorporated herein by reference and made a part hereof and the option and this Agreement are subject to all terms and conditions of the Plan.

     20. PROVISIONS OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     21. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     22. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

     23. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall represent one and the same agreement.

     IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan incorporated herein by reference and acceptance of an original copy of this Agreement.

                                   ROCK OF AGES CORPORATION


                                   By:
                                       Name:  Kurt M. Swenson
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer


                                   Employee:

                                   John Forney
                                   --------------------------------------------
                                   Print Name of Employee


                                   --------------------------------------------
                                   Street Address


                                   --------------------------------------------
                                   City          State           Zip Code